
USA TRUCK®
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3rd Quarter 2013 Earnings Call Presentation
October 17, 2013

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Disclosure

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements, including risks and uncertainties associated with the unsolicited proposal from Knight Transportation, Inc. to acquire all of the Company's shares, the impact of the pendency of that proposal on the Company's relationships with its employees, customers and vendors, the outcome of any litigation related to such proposal, the Board's recommendation to the shareholders concerning the proposal and the Company's ability to successfully execute on its strategic road map and meet its long-term financial goals.

Q3 Year-over-Year Revenue

- Total base revenue up 13.5% despite industry headwinds
- Base revenue growth outpacing industry
- Trucking base revenue grew 13.6%
- Asset-light base revenue grew 13.1%
  - Increased share of consolidated base revenue since Q1


Total Base Revenue (1)
($M)
120
110
100
90
80
100.3
113.9
Q3 2012
Q3 2013


Trucking Base Revenue (1)
($M)
85
80
75
70
65
60
72.0
81.8
Q3 2012
Q3 2013


Asset-Light Base Revenue (1)
($M)
35
30
25
20
28.4
32.1
Q3 2012
Q3 2013

(1) Base revenue excludes fuel surcharge revenue

Q3 Year-over-Year Highlights

- ★ Revenue growth outpaced operating expenses increases for 3rd consecutive quarter
- ★ $8.3 million y/y improvement in operating income
- ★ EBITDA grew by $9.3 million, 4-fold
- ★ EBITDA margin increased to 8.5% from 2.2%


Consolidated Operating Performance
Q3 2013 vs. Q3 2012 (1)
15.0%
10.0%
5.0%
0.0%
13.5%
6.8%
Base Revenue % Increase
Operating Expense % Increase


($/M)
Consolidated EBITDA
16
12
8
4
0
2.7
12.0
Q3 2012
Q3 2013

(1) Base revenue excludes fuel surcharge revenue

Q3 Sequential Highlights

- Increasing rate of total base revenue growth each quarter
- Substantial EBITDA margin gains year-over-year
  - Q3: up 630 bps
  - Q2: up 180 bps
  - Q1: up 250 bps
- Ongoing EBITDA improvement



Consolidated Base Revenue
% Chg Y/Y (1)
15.0%
10.0%
5.0%
0.0%
7.2%
7.7%
13.5%
Q1 2013
Q2 2013
Q3 2013



Consolidated Operating Performance
15%
10%
5%
0%
7.2%
3.5%
7.7%
5.1%
13.5%
6.8%
Q1 2013
Q2 2013
Q3 2013
Base Revenue Y/Y % Increase
Operating Expense Y/Y % Increase



Consolidated EBITDA
($M)
14
12
10
8
6
4
2
0
6.2%
7.1%
8.5%
8.1
10.0
12.0
Q1 2013
Q2 2013
Q3 2013
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%

(1) Base revenue excludes fuel surcharge revenue

Improved Operating Performance

- Longer average length of haul AND increased rate per loaded mile
- More drivers AND better driver productivity
- Improvement in unseated truck count
- Continued strength in asset-light performance
  - Operating margin grew to 8.6%, up 300 bps

	Q3 2012	Q3 2013	Improve-ment
Total Miles (000s)	49,855	55,516	11.4%
Weekly Revenue Per Seated Truck ($)	2,816	2,948	4.7%
Weekly Miles Per Seated Truck	1,951	2,001	2.6%
Average Length of Haul	557	602	8.1%
Rate per Loaded Mile ($)	1.616	1.664	3.0%
# Seated Trucks	1,944	2,111	8.6%
Trucks Unseated	9.9%	6.2%	370bp
Annualized Driver Turnover	121.4%	105.2%	1620bp

Exponential Gains in Key Productivity Levers

Repeatable Operational Improvements

- Increasing rate per loaded mile
  - Redesigned freight network based on lane density and directionality
  - Yielding better pricing


($/M)
Rate per Loaded Mile
1.680
1.650
1.620
1.590
1.616
1.642
1.629
1.664
Q3 2012
Q1 2013
Q2 2013
Q3 2013

- Benefiting from extending average length of haul
  - More miles for drivers improving driver retention
  - Increased asset productivity


Miles
Average Length of Haul
620
600
580
560
540
520
557
589
597
602
Q3 2012
Q1 2103
Q2 2013
Q3 2013

Longer Average Length of Haul AND Higher Rate per Loaded Mile

Repeatable Operational Improvements

- Better utilization of greater number of seated trucks
- Dramatic decreases in driver turnover each quarter
- Significant improvement in driver turnover %
  - Q3 2013: 105.0%
  - Q2 2013: 121.4%
  - Q3 2012: 111.6%



Seated Trucks
(Y/Y Change)
250
200
150
100
50
0
17
197
167
Q1 2013
Q2 2013
Q3 2013



Weekly Miles per Seated Trucks
(Y/Y Change)
80
60
40
20
0
53
74
50
Q1 2013
Q2 2013
Q3 2013



Annualized Driver Turnover %
(Y/Y Basis Point Gains)
400
200
0
226
312
164
Q1 2013
Q2 2013
Q3 2013

More Drivers AND Better Driver Productivity

USA TRUCK

Gaining Market Share

- Approximately $25 million in annual net new revenue in Q3 and approximately $116 million YTD
  - New customer additions
  - Increased volume with existing customers
- 2 new Fortune 100 customers, already among top 10
- Expanding share of customer transportation spend
  - 96% top 100 customers purchased more than one product vs. 65% a year ago
- Steadily growing sales funnel across all product lines
  - Pipeline has increased almost 5-fold since the beginning of the year
- Growth rate outpacing industry
  - Positive trend, despite industry headwinds

Primed to Continue Gaining Market Share

Balance Sheet and Liquidity

(000s)

	9/30/13	6/30/13	12/31/12
Total Debt	$140,897	$145,946	$138,285
Total Capitalization	$246,069	$251,549	$247,715
Debt, less cash, to Total Capitalization	57.3%	57.8%	55.8%

	Three months ended,		
	9/30/13	6/30/13	3/31/13
Cash Flow from Operations	$7,888	$13,727	$5,104

Capital Expenditures, net of proceeds on sale of assets

Actual for nine months ended September 30, 2013	$30.5 million
Plan for full year ending December 31, 2013	$39.4 million

Financially Stable; Debt Reduction of $5.0 Million in Q3

Outlook

Earnings Levers

- Increase asset utilization
- Increase fleet fuel economy
- Continue to improve driver retention
- Reduce insurance & claims expense
- Reduce maintenance operating expenses
- Drive revenue growth

Deliverables

- Sustainable, repeatable operational improvements
- Continued market share gains
- Profitability in 2014
- Continued debt reduction

Driving Earnings Leverage on Existing Asset Base

Appendix - EBITDA Reconciliation

$/000						
	Three Months Ended					
	3/31/2012	6/30/2012	9/30/2012	3/31/2013	6/30/2013	9/30/2013
Calculation of EBITDA						
NET (LOSS) INCOME	$ (4,872.6)	$ (3,486.3)	$ (6,072.0)	$ (2,474.1)	$ (1,397.8)	$ (602.5)
Interest Income	0.0	0.0	0.0	0.0	(10.0)	(27.8)
Interest Expense	985.6	1,023.5	1,034.1	836.7	937.3	995.5
Provision for (benefit from) income taxes	(2,674.2)	(1,818.1)	(3,455.1)	(1,136.2)	(447.8)	42.3
OPERATING (LOSS) INCOME	(6,561.2)	(4,280.9)	(8,493.0)	(2,773.6)	(918.3)	407.5
Depreciation and amortization	11,156.7	11,177.8	11,236.6	10,914.6	10,852.0	11,633.0
EBITDA	4,595.5	6,896.9	2,743.6	8,141.0	9,933.7	12,040.5
Calculation of EBITDA						
EBITDA	4,595.5	6,896.9	2,743.6	8,141.0	9,933.7	12,040.5
Revenue	123,672.5	129,269.1	124,415.5	132,027.2	139,738.4	141,821.8
EBITDA Margin	3.7%	5.3%	2.2%	6.2%	7.1%	8.5%